Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-138578) pertaining to the 1996 Stock Option Plan and the 2006 Long-Term Stock Incentive Plan of Commvault Systems, Inc.,

(2)	Registration Statement (Form S-8 No. 333-192014) pertaining to the Commvault Systems, Inc. Employee Stock Purchase Plan of Commvault Systems, Inc.,

(3)	Registration Statement (Form S-8 No. 333-213211) pertaining to the Commvault Systems, Inc. Omnibus Incentive Plan of Commvault Systems, Inc.,

(4)	Registration Statement (Form S-8 No. 333-221163) pertaining to the Commvault Systems, Inc. Omnibus Incentive Plan, as amended through the First Amendment, of Commvault Systems, Inc.,

(5)	Registration Statement (Form S-8 No. 333-228076) pertaining to the Commvault Systems, Inc. Omnibus Incentive Plan, as amended through the Second Amendment, of Commvault Systems, Inc., and

(6)	Registration Statement (Form S-8 No. 333-234384) pertaining to the Commvault Systems, Inc. Omnibus Incentive Plan, as amended through the Third Amendment, of Commvault Systems, Inc.;

of our reports dated May 15, 2020, with respect to the consolidated financial statements and schedule of Commvault Systems, Inc. and the effectiveness of internal control over financial reporting of Commvault Systems, Inc. included in this Annual Report (Form 10-K) of Commvault Systems, Inc. for the year ended
March 31, 2020, filed with the Securities and Exchange Commission.

/s/ Ernst & Young
Iselin, New Jersey
May 15, 2020